As filed with the Securities and Exchange Commission on November ___, 1999
                                     Registration Nos. 333-43179 and 333-73305






                          SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                           REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933



     AMERITECH CORPORATION                AMERITECH CAPITAL FUNDING CORPORATION
            (Exact name of registrants as specified in their charters)

         Delaware                                        Delaware
    (State or other Jurisdiction of      (State or other Jurisdiction of
     Incorporation or Organization)         Incorporation or Organization)

             36-3251481                                  36-3675771
  (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)


       30 South Wacker Drive                             Judith M. Sahm
     Chicago, Illinois 60606                      175 E. Houston St., 11th Fl.
         (800) 257-0902                             San Antonio, Texas 78205
     (Address, including zip code,                      (210) 821-4105
     and telephone number, including        (Name, address, including zip code,
     area code, of both registrants'          and telephone number, including
     principal executive offices)             area code, of agent for service
                                                  for both registrants)

                                      Copies to:

           Wayne Wirtz, Esq.                       John T. Bostelman, Esq.
        SBC Communications Inc.                       Sullivan & Cromwell
          175 E. Houston St.                           125 Broad Street
    San Antonio, Texas 78205-2233                    New York, New York 10004

                    DEREGISTRATION OF UNSOLD SECURITIES


                  The Registration Statement on Form S-3, Registration No. 333-73305 (which also relates to Registration No. 333-43179 pursuant to Rule 429 under the Securities Act of 1933) (the "Registration Statement") of Ameritech Capital Funding Corporation, a Delaware corporation ("Ameritech Capital") and Ameritech Corporation, a Delaware corporation ("Ameritech"), pertaining to a total of $1,250,000,000 of Ameritech Capital's debt securities and the related guarantees of Ameritech, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on March 4, 1999.

                  In accordance with an undertaking made by Ameritech Capital in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Ameritech Capital hereby removes from registration all debt securities of Ameritech Capital registered under Registration Statement No. 333-43179 and Registration Statement No. 333-73305 which remain unsold.

                                         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ameritech Capital Funding Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 8th day of November, 1999.

                                        AMERITECH CAPITAL FUNDING CORPORATION


                                        By:  /s/ Donald E. Kiernan
                                             Donald E. Kiernan
                                             President



         Pursuant to the requirements of the Securities Act of 1933, Ameritech Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 8th day of November, 1999.

                                        AMERITECH CORPORATION



                                        By:  /s/ Donald E. Kiernan
                                             Donald E. Kiernan
                                             Executive Vice President
                                             and Chief Financial Officer